Exhibit 21.1

LIST OF CORPORATE ENTITIES (UPDATED 12/31/22)

Orion Administrative Services, Inc.

East & West Jones Placement Areas, LLC

Preferred Tool Services, Inc.

Orion Marine Group, LLC

Orion Marine Contractors, Inc.

Northwest Marine Construction, ULC

Schneider E&C Company, Inc.

Orion Industrial Construction, LLC

(fka F. Miller Construction, LLC)

Orion Construction, LLC

Orion Marine Construction, Inc.

SSL South, LLC

OM Marine Services de Mexico (S de R.L. de C.V.)

Orion Marine Construction Bahamas, LLC

Orion Marine Construction Cayman, Inc.

Orion Marine Construction, Inc.-Honduras

Orion Marine Construction TCI, Ltd

Orion Marine de Mexico (S de R.L. de C.V.)

T. LaQuay Dredging, LLC

King Fisher Marine Services, LLC

Misener Marine Construction, Inc.

Industrial Channel & Dock Company

Commercial Channel & Dock Company

Orion Concrete Construction, LLC

TAS Concrete Construction, LLC

Tony Bagliore Concrete, Inc. dba T.A.S. Commercial Concrete CTX

T.A.S. Commercial Concrete Solutions, LLC

T.A.S. Proco, LLC

Orion Corporate Services, LLC

Artemis Business Solutions, LLC

Orion Government Services, LLC

Dragados/Hawaiian Dredging/Orion JV